Company Contact:	Investor Relations:
James R. McKnight, Jr.	Kerry D. Massey
Chief Executive Officer	Chief Financial Officer
615-771-7575	615-771-7575

DIVERSICARE'S COMMON STOCK WILL BE TRADED ON THE OTCQX
FOLLOWING THE DELISTING FROM NASDAQ
BRENTWOOD, TN - (August 28, 2019) - Diversicare Healthcare Services, Inc. (NASDAQ: DVCR) was notified by the The Nasdaq Stock Market LLC ("Nasdaq") that the Nasdaq Hearings Panel denied the Company’s recent appeal and determined to delist the Company’s common stock from the Nasdaq Stock Market. The decision to delist the Company's common stock was reached pursuant to the Nasdaq Listing Rule 5550(b)(2), which states that the Company's Market Value of Listed Securities ("MVLS") no longer met the minimum MVLS of $35 million. Accordingly, it is expected that the trading of the Company’s common stock will be suspended on the Nasdaq Stock Market at the opening of business on August 29, 2019, and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission on such date to effect the removal of the Company's securities from listing and registration on the Nasdaq Capital Market.
The Company's common stock has been approved and will begin trading on the OTCQX at the opening of business on August 29, 2019 under its current trading symbol "DVCR." The Company will remain a reporting company under the Securities Exchange Act of 1934 and continue to be subject to the public reporting requirements of the Securities and Exchange Commission.
About Diversicare Healthcare Services, Inc.
As of August 28, 2019, Diversicare provides long-term care services to patients in 72 skilled nursing and senior housing centers containing 8,214 licensed nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
FORWARD-LOOKING STATEMENTS
The "forward-looking statements" contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "will," "should," "expect," "believe," "estimate," "intend," and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to complete the transfer of our operations in Kentucky and Omega's ability to sell the related real estate, our ability to successfully integrate the operations of new nursing centers, as well as successfully operate all of our existing centers, our ability to increase census at our renovated centers, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to extend or replace our current credit facility, our ability to comply with covenants contained in those credit agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, no assurance that an active market for the Company’s Common Stock will develop on OTCQX, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company's business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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